Exhibit 99.1

Annual Letter

January 1, 2026

Dear Investors,

As we enter 2026, let’s recognize the significant progress Patriot Bank, N.A. (“Patriot”) made in 2025. Patriot raised nearly $100 million in equity, hired a talented new executive team, and launched a strategic restructuring.

Patriot now has the resources, team, and plan to build one of America’s top performing banks.

Today, the opportunity facing Patriot is compelling. The demise of First Republic Bank, Signature Bank, and Silicon Valley Bank left a critical void in the regional banking marketplace for entrepreneurs and family offices. At the same time, large wirehouse banks are unable or unwilling to meet the bespoke needs of many high-net-worth clients and businesses who serve them. Patriot seeks to fill this void and serve one of the most attractive client bases in America. We will initially focus on New York, Greenwich, Beverly Hills, Palm Beach, and Dallas.

Patriot’s mission is to become America’s pre-eminent regional bank serving the unmet needs of high-net-worth clients and the businesses that serve them. We have a clear plan, a team with a proven track record, and a straightforward strategy for success:

1.	Restructure
2.	Execute
3.	Scale

1. Restructure

Patriot launched the wholesale restructuring of its business immediately upon the closing of its March 2025 recapitalization, and we expect to complete the restructuring during the first half of 2026. In 2025, we made significant progress executing against our strategic plan by replacing senior management, enhancing the board, recalibrating our banking businesses, building a strong enterprise risk program, and strengthening our balance sheet.

●

Management Team: In 2025, Patriot reconstructed its management team, including by welcoming a new CEO, President, Chief Credit Officer, Chief Financial Officer, Chief Risk Officer, and Head of Institutional Banking – as well as new leadership in operations, asset management, treasury management, BSA, legal, relationship management, accounting, finance, technology, and reporting. The management team is now comprised of highly skilled professionals with the experience and ability to profitably build and scale Patriot.

●

Board: Patriot has enhanced its Board of Directors by adding seven new directors. The new Board members have experience running and overseeing highly successful financial institutions including private banks, residential and commercial lenders, and regulated depository institutions.

●	Retail Banking:
-

Loans: Under the leadership of our new Chief Credit Officer, Patriot retired all legacy loan programs in 2025 and launched three new loan programs aligned with our mission: commercial real estate loans, high-net-worth lines of credit, and rediscount loans secured against tangible financial assets.

-

Deposits: Patriot has refocused its retail deposit business on serving high-net-worth clients and the businesses who serve them. We have launched our concierge banking platform to provide personalized, responsive service to our high-net-worth and family office clients. Our relationship managers are now complemented by our new operations team that is focused on enhancing our technology to align with the needs of our target clients.

●

Institutional Banking: Our new Institutional Banking business is being designed to provide a full suite of services to fintechs, non-depository financial institutions, lenders, and other businesses seeking a banking partner able to provide white-label lending, treasury management, prepaid and credit cards, and digital payments services to their clients.

●

Enterprise Risk Management: In 2025, our new Chief Risk Officer oversaw the implementation of enhanced risk management policies, procedures, and reporting. The Board also formed an Enterprise Risk and Compliance Committee to ensure Patriot is run safely and soundly. As part of its investment in risk management, Patriot is building its own proprietary data warehouse and reporting systems to ensure the bank has timely, accurate information.

●

Financials: Patriot raised nearly $100 million of common equity in 2025. As of September 30, Patriot Bank reported a Tier 1 capital ratio of over 18%. We believe the bank now has a strong balance sheet able to support our anticipated organic growth over the next several years. We believe Patriot enters 2026 as one of the most strongly capitalized banks of its size in its markets.

Today, Patriot is well positioned to pursue its mission of banking America’s high-net-worth clients and the businesses who serve them. Accordingly, Patriot is opening a client-facing office in Beverly Hills, CA in Q1 2026 to complement its historical markets in Fairfield County, CT and New York. Management is also evaluating opportunities to establish similar client offices and coverage capabilities in Florida and Texas so the team can better serve its mobile client base where they work and live.

Page 2 | 7

Early returns have been encouraging. Following the relaunch of our core lending programs, we have executed over $200 million in term sheets and closed over $100 million in loans. Our new originations of deposits and loans from our high-net-worth clients have generated attractive net interest margins. This early success has been accelerated by Patriot’s new Founders Club, a relationship-based program which ensures our most significant clients receive our best rates, priority underwriting, and concierge service.

While bank turn-arounds are never without ups and downs, to date I have been encouraged by the team’s ability to identify and mitigate legacy risks before they manifest into losses. Patriot’s new management continues to resolve special assets it inherited and, while we have made significant progress, we are eager to resolve those that remain in 2026. During 2025, we increased Patriot’s reserve for loan losses relative to loan balances, sold off certain higher-risk loan portfolios, restructured many unfavorable contracts, improved our asset-liability management, increased capital and liquidity, and revamped our corporate governance and controls.

Patriot has now implemented improvements in its processes, procedures and platform and is focused on ensuring our business operates in accordance with the new policies to deliver its value proposition safely and soundly.

2. Execute

Patriot is focused on building a scalable business designed to produce compelling financial returns over time. Our goal is to generate revenue (net of interest expense) that exceeds 4.5% of assets with a marginal efficiency ratio below 50%, while sustaining robust capital, liquidity, and risk‑management practices that support a safe and sound franchise across economic cycles. As our restructuring initiatives take hold and legacy issues are resolved, we believe the earnings potential of the platform will become increasingly evident in our reported results during 2026.

Page 3 | 7

Patriot currently has three primary sources of revenue: (i) interest income from originated loans, (ii) interest income from purchased assets, and (iii) non-interest income.

●

Interest Income from Originated Loans: Patriot originates three primary types of loans: commercial real estate loans (CRE), high-net-worth lines of credit (C&I), and secured rediscount lines (C&I). Each of these loan programs originate floating rate loans tied to SOFR, the U.S. Treasury or the WSJ Prime Rate index that provide a sound interest rate risk profile with attractive asset-liability management features. Our loans typically include covenants that provide for default rates of interest, interest rate floors, and minimum deposit requirements.

●

Interest Income from Purchased Assets: Our capital markets team is responsible for deploying excess liquidity into a diversified portfolio that may include government guaranteed securities, investment-grade private-label securities, and single-family residential mortgage loans. Patriot’s executive team has significant experience managing diverse credit portfolios and single-family residential mortgages. This provides the bank significant flexibility to generate net interest income without putting undue pressure on our loan origination function. Patriot will focus on the acquisition of homogenous, first-lien single-family mortgages, agency and government securities, and investment-grade private-label mortgage-backed securities and collateralized loan obligations.

●

Non-Interest Income: Non-interest income is an important component of our profit engine. Patriot’s Institutional Banking division is currently the largest driver of non-interest income through its digital payments business. As the sponsor bank of fintech program managers, Patriot provides white-label debit and credit cards, ACH and money movement, and FDIC insurance to non-depository financial institutions and their customers. Since Patriot’s recapitalization, we have increased the bank’s annualized digital payments revenue by over 25%.

Patriot’s revenue is offset principally by (i) deposit costs and (ii) non-interest expenses.

●

Deposit Costs: Patriot’s costs of deposits declined during 2025, from 3.7% in Q1 2025 to 3.25% by Q3 2025. This progress was attributable to several strategic decisions. First, Patriot refocused its lending activities solely on serving its depositors and now requires borrowers to maintain meaningful deposits at the bank. Second, Patriot re-mixed its deposit portfolio to provide more attractive deposit pricing to relationship-based accounts. Third, Patriot restructured its digital payments business to better deliver depository services and command improved pricing. Overall, Patriot targets an average cost of deposits to support a net interest margin (NIM) that exceeds 3.5%.

●

Non-interest Expense: As assets grow, we expect Patriot’s operating margins to increase. Long-term, Patriot expects its business focus to shift from small retail branches to larger high-net-worth clients and the businesses that serve them. This more efficient model is expected to result in a meaningful decline in non-interest expenses as a percentage of assets. Similarly, we believe Patriot’s Institutional Banking division is highly scalable and able to grow deposits quickly through the institutional clients they serve. Patriot seeks to bring its non-interest expenses down to achieve a marginal efficiency ratio below 50%.

Patriot returned to profitability in the latter part of 2025, and targets achieving profitability on a consolidated basis – inclusive of costs associated with its publicly traded holding company Patriot National Bancorp, Inc. (Ticker: PNBK) – in 2026. As the remaining legacy assets pay off or are diluted by Patriot’s new asset growth, we seek to deliver a positive return on average assets in 2026. A possible outcome of achieving sustained profitability is that it may enable Patriot to reverse its valuation allowance against, and recapture, its deferred tax asset.

Page 4 | 7

3. Scale

By 2027, Patriot expects to begin to scale its business. Our internal growth targets are based on our ability to scale our bank organically. By scaling the platform through organic growth, we target delivering returns on common equity exceeding 15%.

Additionally, the new management team also has deep experience executing mergers and acquisitions: our team members have successfully completed over a dozen successful M&A transactions. We believe there may be compelling opportunities to identify and execute attractive acquisitions over the next several years as regulatory, monetary, and fiscal policy align with changing economic conditions to create an opportunity to consolidate banks serving America’s high-net-worth families. We hope to supplement our core return targets through accretive transactions as they emerge.

Patriot does not expect to require additional common equity in the near term to support its organic growth objectives. Patriot targets a Tier 1 leverage ratio over 9% and, as of September 30, 2025, reported a ratio over 11%. Assuming the reversal of Patriot’s valuation allowance on its deferred tax assets and post-tax earnings of at least $25 million, we believe the bank’s current equity base can support approximately $2 billion of assets over the next two years.

We believe Patriot, through its holding company, also maintains sufficient capacity to raise debt and preferred equity to pursue additional opportunities and drive further asset growth over time.

Patriot aspires to double its book value over the next 4–5 years while demonstrating compelling performance metrics. We believe this represents a unique opportunity for investors and justifies a premium valuation. This, in turn, can provide an attractive cost of capital that enables management to pursue additional accretive growth opportunities. Once achieved, this virtuous cycle has the potential to accelerate Patriot’s growth and financial returns.

Several members of Patriot’s leadership team previously worked with me at Banc of California during a period of significant transformation and growth. Over that time, my team was able to grow the platform from less than $2 billion to over $11 billion in assets in less than 5 years – driving net income from zero to over $115 million annually. This resulted in a return on common equity that Forbes Magazine ranked as #2 in the country amongst the Top 100 banks in America.

I believe the opportunity at Patriot – with the management team that we have built and the markets that we serve – is even more compelling. While every market and opportunity is unique, our experience at Banc of California informs Patriot’s strategy and plan. Patriot’s focus on building a highly scalable business will enable our bank to grow its assets and deposits with strong operating margins in America’s most attractive markets.

Page 5 | 7

Business Strategy

Patriot’s operating model is designed to drive business growth by increasing client penetration in highly attractive markets. Patriot is focused on its mission of serving high-net-worth Americans and the businesses that serve them. To achieve our goals, Patriot has launched a new high-net-worth division (private banking without wealth management) to serve the needs of entrepreneurs, family offices, and families. Patriot is committed to serving these clients where they live and work. To do so, Patriot plans to concentrate its relationship coverage and maintain private client offices in Greenwich/Fairfield (CT), Beverly Hills/Los Angeles (CA), Miami/Palm Beach (FL), Dallas/Highland Park (TX), and Manhattan (NY).

We believe Patriot has developed a suite of attractive products and services to meet the needs of its high-net-worth clients through its Founders Club. Founders are our largest clients who maintain relationship-based deposit accounts with the bank. Founders have access to exclusive deposit and loan programs, enhanced pricing, and concierge banking services.

Each Founder client is partnered with a dedicated concierge banking officer who is responsible for serving their depository and treasury management needs digitally, in person, or over the phone. Our Founders also have access to our lending programs at preferential terms. Patriot’s lending programs recognize our Founders through lowered borrowing costs, expedited turn times, and prioritized balance sheet capacity. Our Founders also benefit from preferred banking services for their non-profits, fiduciaries, and other key relationships.

Patriot expects its depository franchise, at scale, to serve three primary channels – high-net-worth depositors, institutional depositors, and retail depositors.

KPIs

Patriot has developed key performance indicators that it uses to evaluate the success of its business model. We intend to measure our performance by our ability to achieve the following core metrics over time:

Net Interest Margin (NIM):	>3.50%

Non-Interest Income:	>1.00%

Return on Average Assets (ROAA):	>1.20%

Return on Tangible Common Equity (ROTCE):	>15.0%

Page 6 | 7

* * * * * * *

Banking is about people. The people you hire, the people you partner with, and the people you serve. Patriot has attracted great, experienced people who have strong reputations and deep banking relationships they have earned over decades. Our clients are centers of influence and pillars of the communities that Patriot serves. We continue to strategically add incredible bankers to our team. Each addition grows our reach, our reputation, and our ability to serve America’s high-net-worth families and the businesses who serve them.

I am proud of Patriot Bank’s progress in 2025, and I look forward to realizing the fruits of our investments over the next several years. We thank each of our stakeholders – employees, investors, partners and clients – for joining us on this journey.

Sincerely,

Steven Sugarman

Page 7 | 7

FORWARD-LOOKING STATEMENTS

Unless expressly stated otherwise, the business activities, operating initiatives, performance objectives, and other items discussed in this letter refer to Patriot Bank, N.A. and not to Patriot National Bancorp, Inc., the parent holding company of Patriot Bank, N.A.

This letter contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. These forward-looking statements generally are identified by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this letter. These statements are likely to address our growth strategy, financial results, product and service offerings, and other financial measures and key performance indicators. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include a broad variety of other risks and uncertainties, including some that are known and some that are currently not. For a discussion of some of the factors that could cause actual results to differ materially from our forward-looking statements contained in this letter, see the risk factors disclosed in filings made by Patriot National Bancorp, Inc. with the Securities and Exchange Commission.

We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required under the federal securities laws, we do not have any intention or obligation to update any forward-looking statements after the date of this letter, whether as a result of new information, future events, changes in assumptions, or otherwise.

Any reference in this letter to performance targets, key performance indicators or financial objectives reflect management’s internal evaluation metrics and do not constitute financial guidance, projections or guarantees of future performance. Our actual performance will depend on a number of factors, including those described above, and may differ materially from any stated financial objectives or performance targets.